Oct. 27, 2016

FOR IMMEDIATE RELEASE

Contacts:
Alan Greer	Tamera Gjesdal	Brian Davis
Executive Vice President	Senior Vice President	Vice President
Investor Relations	Investor Relations	Corporate Communications
(336) 733-3021	(336) 733-3058	(336) 733-2542
AGreer@BBandT.com	TGjesdal@BBandT.com	Media@BBT.com

BB&T Corporation CFO to speak at BancAnalysts Association of Boston Inc. Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced Chief Financial Officer Daryl Bible will present at the BancAnalysts Association of Boston Inc. Conference in Boston on Thursday, Nov. 3, at 9:40 a.m. ET.

A webcast of Bible’s presentation will be available at BBT.com and will be archived for 30 days.

About BB&T
BB&T is one of the largest financial services holding companies in the U.S. with approximately $222.6 billion in assets and market capitalization of approximately $30.6 billion, as of Sept. 30, 2016. Based in Winston-Salem, N.C., the company operates 2,220 financial centers in 15 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is recognized consistently for outstanding client satisfaction by the U.S. Small Business Administration, Greenwich Associates, and others. BB&T also has been named one of the World’s Strongest Banks by Bloomberg Markets Magazine, one of the top three in the U.S. and in the top 15 globally. More information about BB&T and its full line of products and services is available at BBT.com.

###